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


                             Stimsonite Corporation
                        Computation of Per Share Earnings
                            For the Periods Indicated

                                           Quarter Ended                    Nine Months Ended                 Twelve Months Ended
                                      -----------------------           -----------------------           ------------------------

Description                           9/28/97         9/29/96           9/28/97         9/29/96           9/28/97          9/29/96
-----------                           -------         -------           -------         -------           -------          -------

Average Shares Outstanding           8,536,044       8,823,983         8,584,524       8,844,428         8,624,639        8,858,525

Net additional  shares
  assuming  dilutive stock
  options  exercised and
  proceeds used to purchase
  treasury shares at fair
  market value                         126,379         143,033           126,627         151,163           128,258          157,906

Options issued within one
  year prior to the initial
  filing date of  registration
  statement for an initial
  public offering in accordance
  with Staff Accounting
  Bulletin No. 83                            0           4,446                 0          11,461                 0           13,086
                                   -----------      ----------        ----------       ---------         ----------      ----------

Average number of common
  shares and common equivalent
  shares outstanding                 8,662,423       8,971,462         8,711,151       9,007,052         8,752,897        9,029,517
                                   ===========      ==========        ==========      ==========        ==========        =========

Net Income (loss)                   $2,741,000      $2,458,000        $3,943,000      $3,530,000         ($435,000)      $3,293,000

Per share data:
Net Income (loss)                        $0.32           $0.27             $0.45           $0.39            ($0.05)           $0.36
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See Accompanying Notes